Exhibit 31(a)

CERTIFICATIONS

I, Michael L. Asmussen, certify that:

1.           I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A (the “report”) of Clean Diesel Technologies, Inc.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2010	By: /s/	Michael L. Asmussen
Michael L. Asmussen
Director, President and Chief Executive Officer